UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2013

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21174	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Avid Technology, Inc. (the “Company”) announced today that on November 14, 2013 it received an anticipated letter from the staff of the NASDAQ Listing Qualifications Department (the “Staff”) noting that the Company was not in compliance with Listing Rule 5250(c)(1) due to its failure to file on a timely basis its Form 10-Q for the quarter ended September 30, 2013. The notification was issued in accordance with NASDAQ procedure, which provides that failure to comply with the rule could serve as a basis for the delisting of the Company’s stock from the NASDAQ Global Select Market.
As previously reported, The NASDAQ Stock Market LLC Hearings Panel (the “Panel”) granted the Company’s request to remain listed on NASDAQ, subject to the condition that the Company is current in the filing of its periodic reports with the Securities and Exchange Commission by March 14, 2014.
In response to the NASDAQ notification, the Company will supply additional information to the Staff and the Panel regarding the Company’s ongoing progress with the restatement and its plan of compliance.
Item 7.01 Regulation FD Disclosure
The Company issued a press release on November 20, 2013, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.
Item 9.01.  Financial Statements and Exhibits.
(d)                   Exhibits.

Exhibit Number	Description
99.1*	Press release November 20, 2013

*Document furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: November 20, 2013	By: /s/ John W. Frederick Name: John W. Frederick Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer